UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): March 27, 2017 (March 22, 2017)

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-51357	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

(214) 880-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 22, 2017, Builders FirstSource, Inc. (the “Company”) extended the maturity date and increased the revolving facility commitments under the existing $800.0 million revolving facility (the “Previous Revolving Facility”), with SunTrust Bank as administrative agent and collateral agent and the lenders and financial institutions party thereto, pursuant to an amendment to the amended and restated ABL credit agreement governing the Previous Revolving Facility (as amended, the “New ABL Credit Agreement”).

The New ABL Credit Agreement provides for revolving credit financings of up to approximately $900.0 million, subject to availability under the borrowing base thereunder, with a maturity date of March 22, 2022. SunTrust Bank continues to serve as administrative agent and collateral agent under the New ABL Credit Agreement. The other material terms of the New ABL Credit Agreement remain unchanged from those terms included in the Amended and Restated Senior Secured Revolving Credit Facility filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 6, 2015.

The foregoing summary of the New ABL Credit Agreement is qualified in its entirety by reference to the actual Amendment No. 1 to Credit Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this Current Report:

Exhibit Number	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of March 22, 2017, among the Company, SunTrust Bank, as administrative agent and collateral agent, and the lenders party thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
(Registrant)

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President, General Counsel and Secretary

Date: March 27, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of March 22, 2017, among the Company, SunTrust Bank, as administrative agent and collateral agent, and the lenders party thereto.